Exhibit 99.1

PRESS RELEASE Investor Relations Philip Morris International Inc. New York: +1 (917) 663 2233 Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2009 RESULTS;

ANNOUNCES NEW $12 BILLION SHARE REPURCHASE PROGRAM

2009 Full-Year

•	Full-year reported diluted earnings per share of $3.24 versus $3.31 in 2008, including the items detailed on Schedules 8 and 17

•	Excluding currency, full-year reported diluted earnings per share up by 13.9%

•	Full-year adjusted diluted earnings per share of $3.29 versus $3.31 in 2008, including the items detailed on Schedule 16

•	Excluding currency, full-year adjusted diluted earnings per share up by 15.4%

•	During 2009, repurchased 129.7 million shares of its common stock for $5.5 billion

•	Increased the regular quarterly dividend during 2009 by 7.4% to an annualized rate of $2.32 per share

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During 2009, announced the agreement to purchase the Colombian cigarette manufacturer, Productora Tabacalera de Colombia, Protabaco Ltda. and completed the purchase of the South African affiliate of Swedish Match

2009 Fourth-Quarter

•	Fourth-quarter reported diluted earnings per share of $0.80 versus $0.71 in 2008, including the items detailed on Schedules 4 and 13

•	Excluding currency, fourth-quarter reported diluted earnings per share up by 14.1%

•	Fourth-quarter adjusted diluted earnings per share of $0.81 versus $0.71 in 2008, including the items detailed on Schedule 12

•	Excluding currency, fourth-quarter adjusted diluted earnings per share up by 15.5%

2010

•	Forecasts 2010 full-year reported diluted earnings per share to be in a range of $3.75 to $3.85, at prevailing exchange rates, versus $3.24 in 2009

•	Excluding currency, reported diluted earnings per share are projected to increase by approximately 12%-15%

•	Announces a new share repurchase program of $12 billion over 3 years to commence in May 2010

NEW YORK, February 11, 2010 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2009 fourth-quarter and full-year results, provided its forecast for 2010 full-year reported diluted earnings per share and announced a new $12 billion, three-year share repurchase program.

“Our robust fourth-quarter and annual results bear striking witness to the resiliency of our strong, broad and evolving brand portfolio and the diverse geographic scope of our business. Our judicious pricing actions, widespread market share growth and productivity initiatives, largely offset the significant market contractions and consumer down-trading that we witnessed in those countries that suffered the most from the global economic downturn,” said Louis C. Camilleri, Chairman and Chief Executive Officer.

“The fragility of the economic recovery, particularly with regard to employment levels and currency volatility, naturally warrants a cautious outlook for 2010. However, we enjoy solid momentum and remain confident that we will again post strong financial results this year. Our new $12 billion, three-year share repurchase program underscores our optimism going forward.”

Conference Call

A conference call, hosted by Louis C. Camilleri, Chairman and Chief Executive Officer, and Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media, will be webcast at 1:00 p.m. Eastern Time on February 11, 2010. Access is available at www.pmintl.com.

Dividends and Share Repurchase Program

During the fourth-quarter 2009, PMI announced a regular quarterly dividend of $0.58 per common share. PMI increased its quarterly dividend in September 2009 by 7.4% to an annualized rate of $2.32 per share.

During the fourth-quarter 2009, PMI spent $1.3 billion to repurchase 26.9 million shares of its common stock. In 2009, PMI repurchased 129.7 million shares of its common stock for $5.5 billion. Since May 2008, when PMI began its previously-announced $13 billion, two-year share repurchase program, the company has spent a total of $10.9 billion to repurchase 236.5 million shares.

Today, PMI announced the approval by the Board of Directors of a new share repurchase program of $12 billion over 3 years, to commence in May 2010, upon the expiry of the current, two-year, $13 billion program in April 2010. The new program is expected to be completed by the end of April 2013.

Acquisitions and Agreements

In July 2009, PMI announced an agreement to purchase the Colombian cigarette manufacturer, Productora Tabacalera de Colombia, Protabaco Ltda. for $452 million. The transaction is subject to competition authority approval and final confirmatory due diligence and is expected to close in the first half of 2010, when it is projected to be immediately marginally accretive to PMI’s earnings per share.

In September 2009, PMI acquired Swedish Match South Africa (Proprietary) Limited (SMSA), for a final purchase price of ZAR 1.93 billion (approximately $256 million), including acquired cash. SMSA’s results were incorporated into the Eastern Europe, Middle East and Africa (EEMA) business segment as of September 14, 2009. While these results were not material to PMI’s operating results for the full-year 2009, the acquisition is anticipated to be marginally accretive to PMI’s earnings per share in 2010.

2010 Full-Year Forecast

PMI forecasts 2010 full-year reported diluted earnings per share to be in a range of $3.75 to $3.85, at prevailing exchange rates, versus $3.24 in 2009. Excluding currency, reported diluted earnings per share are projected to increase by approximately 12%-15%. This guidance excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this projection.

2009 FULL-YEAR AND FOURTH-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit charges), EBITDA and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release. Reconciliations of adjusted measures to corresponding GAAP measures are also provided in this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on latest available data from a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

PMI Net Revenues ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change	Excl. Curr,	2009	2008	Change	Excl. Curr,
European Union	$9,041	$9,688	(6.7)%	2.2%	$2,366	$2,127	11.2%	4.1%
Eastern Europe, Middle East & Africa	6,795	7,504	(9.4)%	8.8%	1,873	1,800	4.1%	13.8%
Asia	6,528	6,185	5.5%	6.2%	1,714	1,468	16.8%	6.3%
Latin America & Canada	2,671	2,328	14.7%	28.8%	764	727	5.1%	7.8%

Total PMI	$25,035	$25,705	(2.6)%	7.5%	$6,717	$6,122	9.7%	7.9%

Net revenues of $25.0 billion were down by 2.6% for the full-year 2009, due to unfavorable currency of $2.6 billion. Excluding currency, net revenues increased by 7.5% for the full year, driven by favorable pricing of $2.0 billion across all business segments, and the favorable impact of the 2008 Rothmans Inc., Canada acquisition, partly offset by unfavorable volume/mix of $620 million, primarily in the EU and EEMA Regions. Excluding currency and acquisitions, net revenues increased by 5.3%.

In the fourth-quarter 2009, net revenues of $6.7 billion were up by 9.7%, including favorable currency of $111 million. Excluding currency, net revenues increased by 7.9%, primarily driven by favorable pricing of $487 million across all business segments that more than offset unfavorable volume/mix of $48 million, mainly in the EU Region. Excluding currency and acquisitions, net revenues increased by 7.2%.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change	Excl. Curr,	2009	2008	Change	Excl. Curr,
European Union	$4,506	$4,738	(4.9)%	5.3%	$1,109	$959	15.6%	6.2%
Eastern Europe, Middle East & Africa	2,663	3,119	(14.6)%	14.0%	681	680	0.1%	20.0%
Asia	2,436	2,057	18.4%	11.3%	503	426	18.1%	(0.5)%
Latin America & Canada	666	520	28.1%	59.2%	214	238	(10.1)%	0.0%

Total PMI	$10,271	$10,434	(1.6)%	11.8%	$2,507	$2,303	8.9%	8.4%

Operating income declined by 2.0% to $10.0 billion for the full-year 2009 as shown on Schedule 5. Reported operating companies income declined by 1.6% to $10.3 billion, mainly due to unfavorable currency of $1.4 billion. Excluding currency, operating companies income was up by 11.8%, driven primarily by higher pricing, partly offset by unfavorable volume/mix. Excluding currency and the favorable impact of acquisitions of 2.5 percentage points of growth, operating companies income was up by 9.3%. Adjusted operating companies income declined by 1.9% as shown in the table below and detailed on Schedule 15.

Fourth-quarter 2009 operating income increased by 9.7% to $2.4 billion as shown on Schedule 1. Reported operating companies income increased by 8.9% to $2.5 billion, including favorable currency of $11 million. Excluding currency, operating companies income was up by 8.4%, driven primarily by higher pricing, partly offset by unfavorable volume/mix. Excluding currency and the favorable impact of acquisitions of 0.7 percentage points of growth, operating companies income was up by 7.7%. Adjusted operating companies income grew by 10.0% as shown in the table below and detailed on Schedule 11.

PMI Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change		2009	2008	Change
Reported OCI	$10,271	$10,434	(1.6)%		$2,507	$2,303	8.9%
Equity loss from RBH legal settlement	0	124			0	0
Colombian investment & cooperation agreement charge	135	0			0	0
Asset impairment & exit costs	29	84			26	0

Adjusted OCI	$10,435	$10,642	(1.9)%		$2,533	$2,303	10.0%
Adjusted OCI Margin*	41.7%	41.4%	0.3	p.p.	37.7%	37.6%	0.1	p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up for the full-year 2009 and for the fourth-quarter 2009 by 1.4 and 0.6 percentage points, to 42.8% and 38.2%, respectively, as detailed on Schedules 15 and 11.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)

	Full-Year			Fourth-Quarter
	2009	2008	Change	2009	2008	Change
European Union	235,300	243,451	(3.3)%	56,413	57,520	(1.9)%
Eastern Europe, Middle East & Africa	298,760	303,205	(1.5)%	76,663	75,626	1.4%
Asia	226,204	223,724	1.1%	56,973	55,373	2.9%
Latin America & Canada	103,779	99,377	4.4%	28,176	28,688	(1.8)%

Total PMI	864,043	869,757	(0.7)%	218,225	217,207	0.5%

2009 Full-Year Results

PMI’s cigarette shipment volume of 864.0 billion units was down by 0.7% in 2009, as gains in Asia, primarily driven by Indonesia and double-digit growth in Korea, and in Latin America & Canada, from the acquisition of Rothmans Inc., Canada, were more than offset by declines in the EU and EEMA, mainly due to the impact of the economic crisis, primarily in the Baltic States, Spain and Ukraine. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was down by 1.5%.

Despite strong growth of 4.3% in Asia, total cigarette shipments of Marlboro of 302.0 billion units were down by 2.8%, primarily due to market declines in the EU and EEMA, largely due to the effects of the economic crisis in Spain and a softening of the premium segment in Russia and Ukraine. Total cigarette shipments of L&M of 90.8 billion units were down by 1.7%, with growth of 8.6% in the EU offset primarily by a decline in Russia. Driven by a decrease in shipments in Spain, Russia and Ukraine, total cigarette shipments of Chesterfield declined 7.5%. Total cigarette shipments of Parliament were down by 0.3%, led by declines in EEMA and the EU, partly offset by growth in Asia of 5.4%. Total cigarette shipments of Virginia Slims declined by 3.6%, reflecting a decline in Russia. Total cigarette shipments of Lark increased by 15.5%, fueled by strong growth in Turkey, and Bond Street increased by 7.1%, primarily in Russia.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, grew by 33.2%, primarily fueled by the acquisition of Swedish Match South Africa (Proprietary) Limited. Excluding acquisitions, shipment volume of OTP was down by 8.1%, primarily due to lower cigarillo volumes in Germany, where the segment has declined, and the impact in Poland of the excise tax alignment of pipe tobacco to roll-your-own products in the first quarter of 2009. Total shipment volume for cigarettes and OTP was essentially flat in 2009 and down by 1.6%, excluding acquisitions.

PMI’s market share performance registered a stable or growing trend in a number of markets, including Algeria, Argentina, Australia, Austria, Belgium, Brazil, Bulgaria, Canada, the Canary Islands, the Dominican Republic, Egypt, Finland, Greece, Hungary, Japan, Korea, Mexico, the Netherlands, the Philippines, Portugal, Romania, Russia, Spain, Turkey, Ukraine and PMI Duty Free.

2009 Fourth-Quarter Results

PMI’s cigarette shipment volume of 218.2 billion units was up by 0.5% in the fourth quarter of 2009, reflecting gains: in EEMA, primarily in Algeria, driven by a higher total market and share gains, Egypt, fueled by market share gains, and Turkey, led by the growth of Lark; and in Asia, fueled by double-digit growth in both Indonesia, reflecting the expected timing of shipments related to the religious holiday of Ramadan, and Korea, driven by market share gains. The volume gain was partially offset by declines in the EU, mainly due to the economic downturn in the Baltic States and Spain, combined with the impact of tax-driven price increases, and in Latin America & Canada. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was up by 0.4%, favorably impacted by the timing of shipments in Indonesia.

Total cigarette shipments of Marlboro of 75.8 billion units were down by 3.4%, primarily due to market declines in the EU, primarily reflecting the impact of the economic crisis in Spain; in EEMA, due to a softening of the premium segment in Russia; in Asia, mainly due to a lower total market and an unfavorable comparison with the fourth-quarter 2008 related to the change in sourcing from the U.S. in Japan, more than offsetting growth in Indonesia, Korea and the Philippines; and in Latin America & Canada, primarily due to lower total markets in Brazil and Mexico. Total cigarette shipments of L&M of 22.8 billion units were up by 3.5%, with double-digit growth in the EU and essentially flat volumes in EEMA. Driven by a decrease in shipments in Spain and Ukraine, total cigarette shipments of Chesterfield declined 3.9%. Total cigarette shipments of Parliament were down by 3.4%, primarily in Russia reflecting a decline in the premium segment, partly offset by growth in Asia. Total cigarette shipments of Virginia Slims increased by 2.9%, reflecting growth in all regions except EEMA. Total cigarette shipments of Lark surged by 31.5%, driven by double-digit growth in EEMA and Asia, and Bond Street increased by 11.9%, primarily in Russia.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, grew by 63.9%, primarily fueled by the acquisition of Swedish Match South Africa (Proprietary) Limited. Excluding acquisitions, shipment volume of OTP was down by 19.4%, primarily due to lower volume in Poland, reflecting the impact of the excise tax alignment of pipe tobacco to roll-your-own in the first quarter of 2009. Total shipment volume for cigarettes and OTP was up by 1.6%, and up by 0.1% excluding acquisitions.

PMI’s market share performance registered a stable or growing trend in a number of markets, including Algeria, Argentina, Australia, Austria, Brazil, Bulgaria, Canada, the Canary Islands, the Czech Republic, Egypt, Finland, Greece, Hungary, Italy, Japan, Korea, Mexico, the Netherlands, the Philippines, Poland, Portugal, Russia, the Slovak Republic, Turkey, Ukraine and PMI Duty Free.

EUROPEAN UNION (EU)

2009 Full-Year Results

In the EU, net revenues declined by 6.7% to $9.0 billion, mainly due to unfavorable currency of $856 million. Excluding the impact of currency, net revenues increased by 2.2%, primarily reflecting higher pricing of $520 million across most markets, which more than offset unfavorable volume/mix of $372 million largely due to total market declines and to adverse product mix. Excluding the impact of currency and acquisitions, net revenues increased by 1.5%.

Operating companies income declined by 4.9% to $4.5 billion, primarily due to unfavorable currency of $481 million. Excluding the impact of currency, operating companies income increased by 5.3%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income grew by 4.4%. Adjusted operating companies income declined by 5.6%, as shown in the table below and detailed on Schedule 15.

The total cigarette market in the EU declined by 2.5%. Adjusted for the favorable impact of the trade inventory distortion in the Czech Republic in anticipation of the January 2008 excise tax increase, the total cigarette market declined by 3.6%. The decline primarily reflects the impact of unfavorable economic conditions, mainly in the Baltic States and Spain, which were compounded by significant tax-driven price increases.

PMI’s cigarette shipment volume in the EU decreased by 3.3%, primarily reflecting the impact of a lower total market as described above.

PMI’s market share in the EU was down by 0.3 share points to 38.8%. Adjusted for the trade inventory movements in the Czech Republic, PMI’s market share was down by 0.2 share points, as gains, primarily in Austria, Belgium and the Netherlands, were offset by share declines in Germany, Italy, and Poland. Despite the impact on consumption in the Baltic States and Spain arising from the economic crisis, and significant tax-driven price increases in 2009, Marlboro’s share in the EU was resilient, declining by 0.4 share points, or by just 0.2 share points when adjusted for the Czech Republic. L&M continued to grow share in the EU, with market share up by 0.5 points to 5.5%, primarily driven by gains in Germany, the Slovak Republic and Spain where, in each market, it was the fastest-growing cigarette brand in 2009.

2009 Fourth-Quarter Results

In the EU, net revenues increased by 11.2% to $2.4 billion, including favorable currency of $152 million. Excluding the impact of currency, net revenues increased by 4.1%, primarily reflecting higher pricing of $133 million across most markets, which more than offset unfavorable volume/mix of $57 million, largely due to total market declines, predominantly in the Baltic States and Spain. Excluding the impact of currency and acquisitions, net revenues increased by 3.6%.

Operating companies income grew by 15.6% to $1.1 billion, including favorable currency of $91 million. Excluding the impact of currency, operating companies income grew by 6.2%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income grew by 5.7%. Adjusted operating companies income grew by 18.4% as shown in the table below and detailed on Schedule 11.

The total cigarette market in the EU declined by 1.7%. Adjusted for the favorable impact of the trade inventory distortion in the Czech Republic in anticipation of the January 2008 excise tax increase, the total cigarette market declined by 2.0%. The decline primarily reflects the impact of unfavorable economic conditions, primarily in the Baltic States and Spain, and significant tax-driven price increases during 2009, partly offset by a higher total market in Poland and the Czech Republic.

PMI’s cigarette shipment volume in the EU declined by 1.9%, primarily reflecting the impact of a lower total market as described above, partially offset by favorable distributor inventory movements, mainly in Spain.

PMI’s market share in the EU was down by 0.8 share points to 38.4% as gains, primarily in Greece, the Netherlands, the Nordics, Poland and the Slovak Republic, were offset by a share decline in Germany due to the extended availability of certain competitor products at old retail prices and in the 17 cigarettes per pack format, and trade inventory movements in the third quarter of 2009. Marlboro’s share in the EU was down by 0.6 share points, reflecting a lower share in France, Germany and Spain, partially offset by a higher share in Greece, Italy, the Netherlands, Poland and Portugal. During the quarter, the continuing roll-out of

Marlboro brand initiatives included the Marlboro Red pack upgrade in Portugal, the nationwide launch of Marlboro Gold Original in the Czech Republic, Finland, Hungary and Slovakia, and Marlboro Gold Advance in Germany and Sweden. L&M’s market share in the EU grew by 0.7 points to 5.7%, primarily driven by gains in Germany, the Slovak Republic, Spain and Sweden.

EU Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change		2009	2008	Change
Reported OCI	$4,506	$4,738	(4.9)%		$1,109	$959	15.6%
Asset impairment & exit costs	29	66			26	0

Adjusted OCI	$4,535	$4,804	(5.6)%		$1,135	$959	18.4%
Adjusted OCI Margin*	50.2%	49.6%	0.6	p.p.	48.0%	45.1%	2.9	p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up for the full-year 2009 and for the fourth-quarter 2009 by 1.1 and 2.1 percentage points, to 50.7% and 47.2%, respectively, as detailed on Schedules 15 and 11.

EU Key Market Commentaries

In the Czech Republic, total industry shipments were up by 35.0% in 2009, reflecting a favorable comparison to 2008, which was adversely affected by trade inventory movements related to the January 2008 excise tax increase. Adjusted for this distortion, the total market is estimated to have declined by 5.9%, due mainly to tax-driven price increases in the third quarter of 2008 and industry price increases in 2009. PMI’s shipments increased by 15.2%. Although market share decreased by 0.5 points to 55.5% in 2009, share increased by 0.1 point in the fourth-quarter to 54.5%.

In France, the total cigarette market was up by 2.6% in 2009, primarily due to reduced travel abroad as a result of the economic crisis. PMI’s shipments were up by 2.4%. Market share decreased by 0.2 points to 40.6%, driven by a lower share for Marlboro, down by 0.8 points to 26.5%, reflecting an overall decline in the premium segment. However, PMI’s share of the premium segment rose, fueled by a higher share for the Philip Morris brand, up by 0.5 points to 7.0%.

In Germany, the total cigarette market was down by 1.7% in 2009, primarily reflecting the impact of June 2009 price increases. PMI’s shipments were down by 2.6% and market share was down by 0.4 points to 36.5%, unfavorably impacted by the extended availability of certain competitor products at old retail prices and in the 17 cigarettes per pack format. PMI’s share performance reflected a lower Marlboro share, down by 1.2 share points to 23.0%, offset by a higher share for L&M, the fastest-growing cigarette brand in the market, up 1.3 share points to 8.3%.

In Italy, the total cigarette market was down by 3.1% in 2009, mainly reflecting the impact of price increases in February 2009. PMI’s shipments were down by 3.2%, mainly due to the total market decline. PMI’s market share was down by 0.3 points to 54.1%, primarily reflecting share declines for Diana and Merit, partially offset by a 0.2 share point growth by Marlboro to 22.6%, fueled by the recent successful launch of Marlboro Gold Touch.

In Poland, the total cigarette market was down by 3.2% in 2009, mainly due to the impact of the 2008 EU tax harmonization-driven price increases. PMI’s shipments were down by 7.1% and market share was down by 1.5 points to 36.1%, primarily reflecting lower share in the super low price segment, partly offset by higher Marlboro share, up by 1.0 share point to 9.4%.

In Spain, the total cigarette market was down by 9.9% in 2009, due primarily to the adverse economic environment, price increases in January and June 2009 and a decline in tourism. Although PMI’s shipments were down by 10.8%, reflecting the lower total market and unfavorable distributor inventory movements in the first quarter of 2009, market share was flat at 31.9%. Marlboro share, whilst down by 1.0 point to 15.3%, was offset by L&M, up by 1.5 share points to 5.9%.

EASTERN EUROPE, MIDDLE EAST & AFRICA (EEMA)

2009 Full-Year Results

In EEMA, net revenues decreased by 9.4% to $6.8 billion, due to unfavorable currency of $1.4 billion. Excluding the impact of currency, net revenues increased by 8.8%, driven by favorable pricing of $820 million, primarily in Russia, Turkey and Ukraine, which more than offset unfavorable volume/mix of $197 million. Excluding the impact of currency and acquisitions, net revenues grew by 8.3%.

Operating companies income decreased by 14.6% to $2.7 billion, due to unfavorable currency of $893 million. Excluding the impact of currency, operating companies income increased by a robust 14.0%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income was up by 13.4%. Adjusted operating companies income declined by 14.6% as shown in the table below and detailed on Schedule 15.

PMI’s cigarette shipment volume decreased by 1.5%, principally due to: Ukraine, which suffered from the unfavorable impact of a series of tax-driven price increases that raised PMI’s prices by between 38% and over 100% during the year, and worsening economic conditions; and PMI Duty Free, primarily reflecting the unfavorable impact of the global economy on travel. This decline was partially offset by strong cigarette shipment volume growth in Algeria, Egypt and Turkey.

2009 Fourth-Quarter Results

In EEMA, net revenues increased by 4.1% to $1.9 billion, despite unfavorable currency of $175 million. Excluding the impact of currency, net revenues grew by 13.8%, driven by favorable pricing of $216 million, primarily in Russia, Turkey and Ukraine. Excluding the impact of currency and acquisitions, net revenues grew by 11.9%.

Operating companies income was stable at $681 million, despite unfavorable currency of $135 million. Excluding the impact of currency, operating companies income was up strongly by 20.0%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix. Excluding the impact of currency and acquisitions, operating companies income was up by 18.4%. Adjusted operating companies income was essentially flat, as shown in the table below and detailed on Schedule 11.

PMI’s cigarette shipment volume increased by 1.4%, principally due to: Algeria, driven by market share gains for Marlboro and L&M; Egypt, fueled by market share gains; and Turkey, led by the growth of Lark; more than offsetting a decline in Ukraine.

EEMA Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change		2009	2008	Change
Reported OCI	$2,663	$3,119	(14.6)%		$681	$680	0.1%
Asset impairment & exit costs	0	1			0	0

Adjusted OCI	$2,663	$3,120	(14.6)%		$681	$680	0.1%
Adjusted OCI Margin*	39.2%	41.6%	(2.4	) p.p.	36.4%	37.8%	(1.4	) p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up for the full-year 2009 and for the fourth-quarter 2009 by 1.9 and 2.0 percentage points, to 43.5% and 39.8%, respectively, as detailed on Schedules 15 and 11.

EEMA Key Market Commentaries

In Russia, PMI’s shipment volume decreased by 0.8% in 2009. Shipment volume of PMI’s premium portfolio was down by 12.9%, primarily due to a decline in Marlboro of 19.7%, reflecting down-trading from the premium segment. In the mid-price segment, shipment volume of Chesterfield was down by 8.3%, partially offset by Muratti, up by 1.1%. In the low-price segment, shipment volume of Bond Street and Optima was up by 33.0% and 18.8%, respectively. According to a new retail audit panel implemented with AC Nielsen in 2009, which more accurately reflects the coverage of the market, PMI’s market share of 25.4% was up by 0.4 points. Parliament, in the super-premium segment, was up by 0.1 share point, Chesterfield in the mid-price segment was up by 0.2 share points and share of Marlboro, in the premium segment, was slightly down.

In Turkey, PMI’s shipment volume grew by a strong 4.1% in 2009. PMI’s market share of 42.9% grew by 1.4 points, driven by Parliament, up by 0.9 share points, and Lark Recess Blue, launched in the fourth-quarter of 2008, with a share in 2009 of 3.7%.

In Ukraine, although PMI’s shipment volume declined 11.1% in 2009, reflecting a worsening economy and the impact of significant tax-driven price increases, the decline moderated to 4.1% in the fourth quarter. PMI’s market share was up by 0.7 share points to 35.9%, with share gains for both premium Parliament and mid-price Chesterfield, partially offset by lower Marlboro share.

ASIA

2009 Full-Year Results

In Asia, net revenues increased by 5.5% to $6.5 billion. Excluding the impact of unfavorable currency of $41 million, net revenues grew by 6.2%, driven by favorable pricing and volume/mix of $368 million and $16 million, respectively.

Operating companies income grew by 18.4% to reach $2.4 billion, primarily fueled by higher pricing in Australia, Indonesia and the Philippines. Excluding the impact of currency, operating companies income grew by 11.3%. Adjusted operating companies income grew by 17.6% as shown in the table below and detailed on Schedule 15.

PMI’s cigarette shipment volume increased by 1.1%, mainly due to gains in Indonesia and double-digit growth in Korea. Shipment volume of Marlboro grew by 4.3%, reflecting a strong market share performance across the region, particularly in Indonesia, Japan, Korea and the Philippines.

2009 Fourth-Quarter Results

In Asia, net revenues increased by 16.8% to $1.7 billion. Excluding the impact of favorable currency of $154 million, net revenues grew by 6.3%, driven by favorable pricing and volume/mix of $68 million and $24 million, respectively.

Operating companies income grew by 18.1% to reach $503 million, primarily fueled by higher pricing and favorable currency. Excluding the favorable impact of currency, driven by the Japanese Yen, operating companies income decreased by 0.5%, reflecting higher costs, including the impact of additional investment in marketing, trade and selling activities, primarily in Australia, Indonesia, Japan and Korea. Adjusted operating companies income increased by 18.1% as shown in the table below and detailed on Schedule 11.

PMI’s cigarette shipment volume increased by 2.9%, mainly due to gains in Indonesia, reflecting the timing of shipments following the Ramadan holiday in the third quarter of 2009, and double-digit growth in Korea. Shipment volume of Marlboro declined by 2.4%, reflecting the timing of shipments in Japan, partly offset by growth in Indonesia, Korea and the Philippines.

Asia Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change		2009	2008	Change
Reported OCI	$2,436	$2,057	18.4%		$503	$426	18.1%
Asset impairment & exit costs	0	14			0	0

Adjusted OCI	$2,436	$2,071	17.6%		$503	$426	18.1%
Adjusted OCI Margin*	37.3%	33.5%	3.8	p.p.	29.3%	29.0%	0.3	p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up for the full-year 2009 and down for the fourth-quarter 2009 by 1.4 and 1.8 percentage points, to 34.9% and 27.2%, respectively, as detailed on Schedules 15 and 11.

Asia Key Market Commentaries

In Indonesia, the total cigarette market increased by 5.2% in 2009. PMI’s shipment volume increased by 3.7% in 2009, driven by strong growth from Marlboro, up by 7.3%, benefiting from the launch of Marlboro Black Menthol in March, and A Mild, which has established itself as Indonesia’s leading cigarette brand franchise in terms of market share with shipment volume up by 15.1%.

In Japan, the total cigarette market declined by 5.1% in 2009. Adjusting for various factors, including the impact of the nationwide implementation of vending machine age verification in July 2008 and trade inventory movements, the total market is estimated to have declined by approximately 3.9%. Although PMI’s shipments were down by 2.4%, PMI’s market share of 24.0% in 2009 was up, for the first time in three years, by 0.1 point, and share of Marlboro increased by 0.4 points to 10.5%, driven by the August 2008 launch of Marlboro Black Menthol, the November 2008 launch of Marlboro Filter Plus One and the June 2009 launch of Marlboro Black Menthol One. Market share of Lark in 2009 was flat at 6.6%, but was up in the fourth quarter 2009 by 0.4 points to 6.9%, benefiting from the national roll-out of Lark Classic Milds, Lark Mint Splash and Lark Black Label.

In Korea, the total cigarette market was down by 0.2% in 2009. PMI’s shipment volume surged 20.8%, driven by market share increases. PMI’s market share reached 14.4%, up by a robust 2.6 points, driven by Marlboro and Parliament, each up by 1.1 share points, and Virginia Slims, up by 0.3 share points.

LATIN AMERICA & CANADA

2009 Full-Year Results

In Latin America & Canada, net revenues increased by 14.7% to $2.7 billion. Excluding the impact of unfavorable currency of $328 million, net revenues increased by 28.8%, primarily driven by the 2008 Rothmans Inc., Canada, acquisition and higher pricing of $276 million, which more than offset unfavorable volume/mix of $67 million. Excluding the impact of currency and acquisitions, net revenues increased by 9.0%.

Operating companies income increased by 28.1% to $666 million, despite unfavorable currency of $162 million. Excluding the impact of currency, operating companies income increased by 59.2%, primarily reflecting higher pricing, the favorable impact of the Canadian acquisition and a favorable comparison to 2008 of $61 million, attributable to a one-time, pre-tax charge related to a previous distribution agreement in Canada. Excluding the impact of currency and acquisitions, operating companies income grew by 20.4%. Adjusted operating companies income grew by 23.8% as shown in the table below and detailed on Schedule 15.

Cigarette shipment volume of 103.8 billion units increased by 4.4%, reflecting the Canadian acquisition. Excluding acquisition volume, shipments decreased by 2.6%.

2009 Fourth-Quarter Results

In Latin America & Canada, net revenues increased by 5.1% to $764 million, despite unfavorable currency of $20 million. Excluding the impact of currency, net revenues increased by 7.8%, reflecting favorable pricing that more than offset unfavorable volume/mix.

Operating companies income declined by 10.1% to $214 million. Excluding the unfavorable impact of currency of $24 million, operating companies income was flat, primarily reflecting higher pricing offset by unfavorable volume/mix and the impact of additional investment in marketing, trade and selling activities, primarily in Colombia and Mexico. Adjusted operating companies income declined by 10.1% as shown in the table below and detailed on Schedule 11.

Cigarette shipment volume of 28.2 billion units decreased by 1.8%, primarily due to declines in Brazil, Colombia and the Dominican Republic, partly offset by growth in Canada.

Latin America & Canada Operating Companies Income ($ Millions)

	Full-Year				Fourth-Quarter
	2009	2008	Change		2009	2008	Change
Reported OCI	$666	$520	28.1%		$214	$238	(10.1)%
Equity loss from RBH legal settlement	0	124			0	0
Colombian investment & cooperation agreement charge	135	0			0	0
Asset impairment & exit costs	0	3			0	0

Adjusted OCI	$801	$647	23.8%		$214	$238	(10.1)%
Adjusted OCI Margin*	30.0%	27.8%	2.2	p.p.	28.0%	32.7%	(4.7	) p.p.

*	Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Excluding the impact of currency, adjusted operating companies income margin was up for the full-year 2009 and down for the fourth-quarter 2009 by 4.3 and 2.3 percentage points, to 32.1% and 30.4%, respectively, as detailed on Schedules 15 and 11.

Latin America & Canada Key Market Commentaries

In Argentina, PMI’s cigarette shipment volume increased by 1.0% in 2009 and market share increased by 2.6 points to 73.6%, fueled by the Philip Morris brand, up by 2.7 share points. Marlboro’s share was up by 0.3 share points to 23.3%.

In Canada, the total tax-paid cigarette market was up by 3.4% in 2009, primarily reflecting stronger government enforcement measures to reduce contraband sales. On a pro forma basis, PMI’s cigarette shipment volume increased by 4.4% and market share grew by 0.4 points to 33.8%, led by premium price Belmont, up by 0.3 points, and low price brands Accord and Quebec Classique, up by 0.5 and 1.4 share points, respectively, partially offset by mid-price Number 7 and Canadian Classics, down by 1.4 and 0.7 share points, respectively.

In Mexico, the total cigarette market was down by 3.5% in 2009, primarily reflecting the impact of tax-driven price increases in January and December 2008. Although PMI’s cigarette shipment volume decreased by 1.3%, market share increased by 1.6 points to 69.3%, fueled by Delicados, up by 1.5 points. Despite a market share decline of 0.5 points for Marlboro, PMI’s share of the premium segment grew by 1.0 share point to 83.0%.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI has approximately 77,300 employees and its products are sold in approximately 160 countries. In 2009, the company held an estimated 15.4% share of the total international cigarette market outside of the U.S., or 26.0% excluding the People’s Republic of China and the U.S. For more information, see www.pmintl.com.

Trademarks and service marks mentioned in this release are the property of, or licensed by, the subsidiaries of Philip Morris International Inc.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2008 and the Form 10-Q for the quarter ended September 30, 2009. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

###

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended December 31,

(in millions, except per share data)

(Unaudited)

	2009	2008	% Change

Net revenues	$17,008	$15,218	11.8%
Cost of sales	2,546	2,204	15.5%
Excise taxes on products (1)	10,291	9,096	13.1%

Gross profit	4,171	3,918	6.5%
Marketing, administration and research costs	1,638	1,615
Asset impairment and exit costs	26	—

Operating companies income	2,507	2,303	8.9%
Amortization of intangibles	20	15
General corporate expenses	46	62

Operating income	2,441	2,226	9.7%
Interest expense, net	225	106

Earnings before income taxes	2,216	2,120	4.5%
Provision for income taxes	632	605	4.5%

Net earnings	1,584	1,515	4.6%
Net earnings attributable to noncontrolling interests	62	70

Net earnings attributable to PMI	$1,522	$1,445	5.3%

Per share data: (2)
Basic earnings per share	$0.80	$0.71	12.7%

Diluted earnings per share	$0.80	$0.71	12.7%

(1)	The segment detail of excise taxes on products sold for the quarters ended December 31, 2009 and 2008 is shown on Schedule 2.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended December 31, 2009 and 2008 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended December 31,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2009	Net Revenues (1)	$7,562	$3,912	$3,439	$2,095	$17,008
	Excise Taxes on Products	(5,196)	(2,039)	(1,725)	(1,331)	(10,291)

	Net Revenues excluding Excise Taxes	2,366	1,873	1,714	764	6,717

2008	Net Revenues	$6,838	$3,569	$2,888	$1,923	$15,218
	Excise Taxes on Products	(4,711)	(1,769)	(1,420)	(1,196)	(9,096)

	Net Revenues excluding Excise Taxes	2,127	1,800	1,468	727	6,122

Variance	Currency	152	(175)	154	(20)	111
	Acquisitions	11	34	—	—	45
	Operations	76	214	92	57	439

	Variance Total	239	73	246	37	595
	Variance Total (%)	11.2%	4.1%	16.8%	5.1%	9.7%

	Variance excluding Currency	87	248	92	57	484
	Variance excluding Currency (%)	4.1%	13.8%	6.3%	7.8%	7.9%

	Variance excluding Currency & Acquisitions	76	214	92	57	439
	Variance excluding Currency & Acquisitions (%)	3.6%	11.9%	6.3%	7.8%	7.2%
(1) 2009 Currency increased (decreased) net revenues as follows:

	European Union	$456
	EEMA	(361)
	Asia	291
	Latin America & Canada	(87)

		$299

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended December 31,

(in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2009	$1,109	$681	$503	$214	$2,507
2008	959	680	426	238	2,303
% Change	15.6%	0.1%	18.1%	(10.1)%	8.9%

Reconciliation:
For the quarter ended December 31, 2008	$959	$680	$426	$238	$2,303

Asset impairment and exit costs - 2009	(26)	—	—	—	(26)
Asset impairment and exit costs - 2008	—	—	—	—	—

Acquired businesses	4	11	—	—	15
Currency	91	(135)	79	(24)	11
Operations	81	125	(2)	—	204

For the quarter ended December 31, 2009	$1,109	$681	$503	$214	$2,507

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended December 31,

(in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2009 Net Earnings Attributable to PMI	$1,522	$0.80	(1)
2008 Net Earnings Attributable to PMI	$1,445	$0.71	(1)
% Change	5.3%	12.7%

Reconciliation:
2008 Net Earnings Attributable to PMI	$1,445	$0.71	(1)

Special Items:
2009 Asset impairment and exit costs	(17)	(0.01)
2008 Asset impairment and exit costs	—	—
2008 Tax items	(6)	—

Currency	(15)	(0.01)
Interest	(78)	(0.04)
Change in tax rate	5	—
Impact of lower shares outstanding and share-based payments		0.06
Operations	188	0.09

2009 Net Earnings Attributable to PMI	$1,522	$0.80	(1)

(1)          Effective January 1, 2009, PMI adopted the provisions of amended FASB authoritative guidance which requires that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and therefore shall be included in the earnings per share calculation pursuant to the two-class method.

Basic and diluted EPS were calculated using the following (in millions):

	Q4 2009	Q4 2008
Net earnings attributable to PMI	$1,522	$1,445
Less distributed and undistributed earnings attributable to share-based payment awards	6	4

Net earnings for basic and diluted EPS	$1,516	$1,441

Weighted-average shares for basic EPS	1,899	2,020
Plus incremental shares from assumed conversions:
Stock Options	6	8

Weighted-average shares for diluted EPS	1,905	2,028

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Years Ended December 31,

(in millions, except per share data)

(Unaudited)

	2009	2008	% Change

Net revenues	$62,080	$63,640	(2.5)%
Cost of sales	9,022	9,328	(3.3)%
Excise taxes on products (1)	37,045	37,935	(2.3)%

Gross profit	16,013	16,377	(2.2)%
Marketing, administration and research costs	5,713	5,859
Asset impairment and exit costs	29	84

Operating companies income	10,271	10,434	(1.6)%
Amortization of intangibles	74	44
General corporate expenses	157	142

Operating income	10,040	10,248	(2.0)%
Interest expense, net	797	311

Earnings before income taxes	9,243	9,937	(7.0)%
Provision for income taxes	2,691	2,787	(3.4)%

Net earnings	6,552	7,150	(8.4)%
Net earnings attributable to noncontrolling interests	210	260

Net earnings attributable to PMI	$6,342	$6,890	(8.0)%

Per share data: (2)
Basic earnings per share	$3.25	$3.32	(2.1)%

Diluted earnings per share	$3.24	$3.31	(2.1)%

(1)	The segment detail of excise taxes on products sold for the years ended December 31, 2009 and 2008 is shown on Schedule 6.
(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the years ended December 31, 2009 and 2008 are shown on Schedule 8, Footnote 1.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Years Ended December 31,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2009	Net Revenues (1)	$28,550	$13,865	$12,413	$7,252	$62,080
	Excise Taxes on Products	(19,509)	(7,070)	(5,885)	(4,581)	(37,045)

	Net Revenues excluding Excise Taxes	9,041	6,795	6,528	2,671	25,035

2008	Net Revenues	$30,265	$14,817	$12,222	$6,336	$63,640
	Excise Taxes on Products	(20,577)	(7,313)	(6,037)	(4,008)	(37,935)

	Net Revenues excluding Excise Taxes	9,688	7,504	6,185	2,328	25,705

Variance	Currency	(856)	(1,373)	(41)	(328)	(2,598)
	Acquisitions	61	41	—	462	564
	Operations	148	623	384	209	1,364

	Variance Total	(647)	(709)	343	343	(670)
	Variance Total (%)	(6.7)%	(9.4)%	5.5%	14.7%	(2.6)%

	Variance excluding Currency	209	664	384	671	1,928
	Variance excluding Currency (%)	2.2%	8.8%	6.2%	28.8%	7.5%

	Variance excluding Currency & Acquisitions	148	623	384	209	1,364
	Variance excluding Currency & Acquisitions (%)	1.5%	8.3%	6.2%	9.0%	5.3%
(1) 2009 Currency decreased net revenues as follows:

	European Union	$(2,947)
	EEMA	(3,025)
	Asia	(740)
	Latin America & Canada	(972)

		$(7,684)

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Years Ended December 31,

(in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total

2009	$4,506	$2,663	$2,436	$666	$10,271
2008	4,738	3,119	2,057	520	10,434
% Change	(4.9)%	(14.6)%	18.4%	28.1%	(1.6)%

Reconciliation:
For the year ended December 31, 2008	$4,738	$3,119	$2,057	$520	$10,434

Colombian investment and cooperation agreement charge - 2009	—	—	—	(135)	(135)
Asset impairment and exit costs - 2009	(29)	—	—	—	(29)
Asset impairment and exit costs - 2008	66	1	14	3	84
Equity loss from RBH legal settlement - 2008	—	—	—	124	124

Acquired businesses	40	18	—	202	260
Currency	(481)	(893)	146	(162)	(1,390)
Operations	172	418	219	114	923

For the year ended December 31, 2009	$4,506	$2,663	$2,436	$666	$10,271

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Years Ended December 31,

(in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2009 Net Earnings Attributable to PMI	$6,342	$3.24 (1)
2008 Net Earnings Attributable to PMI	$6,890	$3.31 (1)
% Change	(8.0)%	(2.1)%

Reconciliation:
2008 Net Earnings Attributable to PMI	$6,890	$3.31 (1)

Special Items:
2009 Colombian investment and cooperation agreement charge	(93)	(0.04)
2009 Asset impairment and exit costs	(19)	(0.01)
2008 Asset impairment and exit costs	54	0.02
2008 Equity loss from RBH legal settlement	124	0.06
2008 Tax Items	(175)	(0.08)

Currency	(1,096)	(0.53)
Interest	(345)	(0.17)
Change in tax rate	36	0.02
Impact of lower shares outstanding and share-based payments		0.19
Operations	966	0.47

2009 Net Earnings Attributable to PMI	$6,342	$3.24 (1)

(1)    Effective January 1, 2009, PMI adopted the provisions of amended FASB authoritative guidance which requires that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and therefore shall be included in the earnings per share calculation pursuant to the two-class method.

Basic and diluted EPS were calculated using the following (in millions):

	2009	2008
Net earnings attributable to PMI	$6,342	$6,890
Less distributed and undistributed earnings attributable to share-based payment awards	23	15

Net earnings for basic and diluted EPS	$6,319	$6,875

Weighted-average shares for basic EPS	1,943	2,068
Plus incremental shares from assumed conversions:
Stock Options	7	8

Weighted-average shares for diluted EPS	1,950	2,076

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

(in millions, except ratios)

(Unaudited)

	December 31, 2009		December 31, 2008
Assets
Cash and cash equivalents	$1,540		$1,531
All other current assets	13,142		13,408
Property, plant and equipment, net	6,390		6,348
Goodwill	9,112		8,015
Other intangible assets, net	3,546		3,084
Other assets	822		586

Total assets	$34,552		$32,972

Liabilities and Stockholders’ Equity
Short-term borrowings	$1,662		$375
Current portion of long-term debt	82		209
All other current liabilities	9,434		9,560
Long-term debt	13,672		11,377
Deferred income taxes	1,688		1,401
Other long-term liabilities	1,869		2,146

Total liabilities	28,407		25,068
Total PMI stockholders’ equity	5,716		7,500
Noncontrolling interests	429		404

Total stockholders’ equity	6,145		7,904

Total liabilities and stockholders’ equity	$34,552		$32,972

Total debt	$15,416		$11,961
Total debt to EBITDA	1.42	(1)	1.08	(1)
Net debt to EBITDA	1.27	(1)	0.94	(1)

(1)	For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended December 31,

(in millions)

(Unaudited)

2009								2008			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$7,562	$5,196	$2,366	$152	$2,214	$11	$2,203	European Union	$6,838	$4,711	$2,127	11.2%	4.1%	3.6%
3,912	2,039	1,873	(175)	2,048	34	2,014	EEMA	3,569	1,769	1,800	4.1%	13.8%	11.9%
3,439	1,725	1,714	154	1,560	—	1,560	Asia	2,888	1,420	1,468	16.8%	6.3%	6.3%
2,095	1,331	764	(20)	784	—	784	Latin America & Canada	1,923	1,196	727	5.1%	7.8%	7.8%

$17,008	$10,291	$6,717	$111	$6,606	$45	$6,561	PMI Total	$15,218	$9,096	$6,122	9.7%	7.9%	7.2%

2009								2008			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$1,109			$91	$1,018	$4	$1,014	European Union			$959	15.6%	6.2%	5.7%
681			(135)	816	11	805	EEMA			680	0.1%	20.0%	18.4%
503			79	424	—	424	Asia			426	18.1%	(0.5)%	(0.5)%
214			(24)	238	—	238	Latin America & Canada			238	(10.1)%	—%	—%

$2,507			$11	$2,496	$15	$2,481	PMI Total			$2,303	8.9%	8.4%	7.7%

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin Excluding Currency

For the Quarters Ended December 31,

(in millions)

(Unaudited)

2009								2008			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency		Adjusted excluding Currency & Acquisitions
$1,109	$(26)	$1,135	$91	$1,044	$4	$1,040	European Union	$959	$—	$959	18.4%	8.9%		8.4%
681	—	681	(135)	816	11	805	EEMA	680	—	680	0.1%	20.0%		18.4%
503	—	503	79	424	—	424	Asia	426	—	426	18.1%	(0.5)%		(0.5)%
214	—	214	(24)	238	—	238	Latin America & Canada	238	—	238	(10.1)%	—%		—%

$2,507	$(26)	$2,533	$11	$2,522	$15	$2,507	PMI Total	$2,303	$—	$2,303	10.0%	9.5%		8.9%

				2009				2008			% Points Change
				Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency
				$1,044	$2,214	47.2%	European Union	$959	$2,127	45.1%		2.1	pp
				816	2,048	39.8%	EEMA	680	1,800	37.8%		2.0	pp
				424	1,560	27.2%	Asia	426	1,468	29.0%		(1.8	) pp
				238	784	30.4%	Latin America & Canada	238	727	32.7%		(2.3	) pp

				$2,522	$6,606	38.2%	PMI Total	$2,303	$6,122	37.6%		0.6	pp

(1)	For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Quarters Ended December 31,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$0.80	$0.71	12.7%

Less:
Asset impairment and exit costs	(0.01)	—

Adjusted Diluted EPS	$0.81	$0.71	14.1%

Less:
Currency Impact	(0.01)

Adjusted Diluted EPS, Excluding Currency	$0.82	$0.71	15.5%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Quarters Ended December 31,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$0.80	$0.71	12.7%

Less:
Currency Impact	(0.01)

Reported Diluted EPS, Excluding Currency	$0.81	$0.71	14.1%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Years Ended December 31,

(in millions)

(Unaudited)

2009								2008			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$28,550	$19,509	$9,041	$(856)	$9,897	$61	$9,836	European Union	$30,265	$20,577	$9,688	(6.7)%	2.2%	1.5%
13,865	7,070	6,795	(1,373)	8,168	41	8,127	EEMA	14,817	7,313	7,504	(9.4)%	8.8%	8.3%
12,413	5,885	6,528	(41)	6,569	—	6,569	Asia	12,222	6,037	6,185	5.5%	6.2%	6.2%
7,252	4,581	2,671	(328)	2,999	462	2,537	Latin America & Canada	6,336	4,008	2,328	14.7%	28.8%	9.0%

$62,080	$37,045	$25,035	$(2,598)	$27,633	$564	$27,069	PMI Total	$63,640	$37,935	$25,705	(2.6)%	7.5%	5.3%

2009								2008			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$4,506			$(481)	$4,987	$40	$4,947	European Union			$4,738	(4.9)%	5.3%	4.4%
2,663			(893)	3,556	18	3,538	EEMA			3,119	(14.6)%	14.0%	13.4%
2,436			146	2,290	—	2,290	Asia			2,057	18.4%	11.3%	11.3%
666			(162)	828	202	626	Latin America & Canada			520	28.1%	59.2%	20.4%

$10,271			$(1,390)	$11,661	$260	$11,401	PMI Total			$10,434	(1.6)%	11.8%	9.3%

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin Excluding Currency

For the Years Ended December 31,

(in millions)

(Unaudited)

2009									2008				% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment/ Exit Costs and Other		Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment/ Exit Costs and Other		Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency		Adjusted excluding Currency & Acquisitions
$4,506	$(29)		$4,535	$(481)	$5,016	$40	$4,976	European Union	$4,738	$(66)		$4,804	(5.6)%	4.4%		3.6%
2,663	—		2,663	(893)	3,556	18	3,538	EEMA	3,119	(1)		3,120	(14.6)%	14.0%		13.4%
2,436	—		2,436	146	2,290	—	2,290	Asia	2,057	(14)		2,071	17.6%	10.6%		10.6%
666	(135	) (1)	801	(162)	963	202	761	Latin America & Canada	520	(127	) (2)	647	23.8%	48.8%		17.6%

$10,271	$(164)		$10,435	$(1,390)	$11,825	$260	$11,565	PMI Total	$10,434	$(208)		$10,642	(1.9)%	11.1%		8.7%

					2009				2008				% Points Change
					Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(3)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(3)		Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency
					$5,016	$9,897	50.7%	European Union	$4,804	$9,688		49.6%		1.1	pp
					3,556	8,168	43.5%	EEMA	3,120	7,504		41.6%		1.9	pp
					2,290	6,569	34.9%	Asia	2,071	6,185		33.5%		1.4	pp
					963	2,999	32.1%	Latin America & Canada	647	2,328		27.8%		4.3	pp

					$11,825	$27,633	42.8%	PMI Total	$10,642	$25,705		41.4%		1.4	pp

(1)	Represents 2009 Colombian investment and cooperation agreement charge.
(2)	Represents 2008 equity loss from RBH legal settlement ($124 million) and asset impairment and exit costs ($3 million).
(3)	For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Years Ended December 31,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$3.24	$3.31	(2.1)%

Less:
Colombian investment and cooperation agreement charge	(0.04)	—
Asset impairment and exit costs	(0.01)	(0.02)
Equity loss from RBH legal settlement	—	(0.06)
Tax items	—	0.08

Adjusted Diluted EPS	$3.29	$3.31	(0.6)%

Less:
Currency Impact	(0.53)

Adjusted Diluted EPS, Excluding Currency	$3.82	$3.31	15.4%

Schedule 17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Years Ended December 31,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$3.24	$3.31	(2.1)%

Less:
Currency Impact	(0.53)

Reported Diluted EPS, Excluding Currency	$3.77	$3.31	13.9%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

(in millions, except ratios)

(Unaudited)

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
Earnings before income taxes	$9,243	$9,937
Interest expense, net	797	311
Depreciation and amortization	853	842

EBITDA	$10,893	$11,090

	At December 31, 2009	At December 31, 2008
Short-term borrowings	$1,662	$375
Current portion of long-term debt	82	209
Long-term debt	13,672	11,377

Total debt	$15,416	$11,961
Less: Cash and cash equivalents	1,540	1,531

Net Debt	$13,876	$10,430

Ratios
Total Debt to EBITDA	1.42	1.08

Net Debt to EBITDA	1.27	0.94